EXHIBIT 10.3

Asset Purchase Agreement dated April 8, 1998 whereby PMC acquired the assets of LuFam Technologies, Inc.

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                            ASSET PURCHASE AGREEMENT
                            ------------------------

                            PROGRESSIVE MAILER CORP.

                                      Buyer

                            LUFAM TECHNOLOGIES, INC.
                                     Seller

                               Dated April 8, 1998

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                        INDEX TO ASSET PURCHASE AGREEMENT

ARTICLE 1. PURCHASE AND SALE OF ASSETS

1.01     Sale of Business - Assets being Purchased.............................1
1.02     Purchase Price .......................................................1
1.03     Closing ..............................................................1

ARTICLE 2. WARRANTIES OF SELLER

2.01     Subsidiaries and Affiliates ..........................................1
2.02     Title to Assets.......................................................2
2.03     Authority to Sell.....................................................2
2.04     Financial Records ....................................................2
2.05     Liabilities ..........................................................2
2.06     Absence of Certain Changes ...........................................2
2.07     No Violation .........................................................2
2.08     Taxes.................................................................3
2.09     Litigation ...........................................................3
2.10     Disclosure............................................................3
2.11     Broker's or Finder's Fees.............................................3
2.12     Due Diligence.........................................................3
2.13     Survival of Warranties................................................3
2.14     Other Agreements......................................................3

ARTICLES 3. WARRANTIES OF BUYER

3.01     Due Organization......................................................4
3.02     Authority to Buy......................................................4
3.03     Capitalization........................................................4
3.04     Subsidiaries and Affiliates...........................................4
3.05     Financial Statements..................................................4
3.06     Absence of Undisclosed Liabilities....................................4
3.07     Absence of Certain Changes............................................5
3.08     Litigation............................................................5
3.09     Title.................................................................5
3.10     Tax Returns...........................................................5
3.11     No Violation..........................................................5
3.12     Disclosure............................................................5
3.13     Broker's or Finder's Fees.............................................6

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ARTICLE 4. OPERATION OF BUSINESS

4.01     Seller to Continue Business...........................................6
4.02     Adjustments...........................................................6
4.03     Fees and Expenses.....................................................6

ARTICLE 5. CONDITIONS TO BUYER'S PERFORMANCE

5.01     Performance by Seller.................................................7
5.02     Representations and Warranties True as of the Closing Date............7
5.03     Third Party Consents..................................................7
5.04     No Material Adverse Change............................................7
5.05     Absence of Litigation.................................................7
5.06     Corporate Approvals...................................................7

ARTICLE 6. CONDITIONS OF SELLER'S PERFORMANCE

6.01     Representations and Warranties True as of the Closing Date............8
6.02     Performance By Buyer..................................................8
6.03     Corporate Approvals...................................................8

ARTICLE 7. SELLER'S COVENANTS

7.01     Conduct of Business...................................................8
7.02     Buyer's Investigation.................................................8
7.03     Relinquishment of Name................................................8

ARTICLE 8. INDEMNITY AGREEMENT

8.01     Seller's Indemnity....................................................9
8.02     Buyer's Indemnity.....................................................9
8.03     Indemnity Agreements of the Parties...................................9

ARTICLE 9. TERMINATION DEFAULT REMEDIES

9.01     Termination..........................................................10
9.02     Default Remedies.....................................................10
9.03     Litigation Costs.....................................................10

ARTICLE 10. OPINION OF COUNSEL

10.01    Opinion of Seller's Counsel..........................................10

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ARTICLE 11. MISCELLANEOUS

11.01    Brokers and Finders..................................................10
11.02    Conditions and Best Efforts..........................................11
11.03    Notices..............................................................11

ARTICLE 12. GENERAL PROVISIONS

12.01    Further Assurances...................................................12
12.02    Waiver...............................................................12
12.03    Entire Agreement.....................................................12
12.04    Binding Effect.......................................................12
12.05    Schedules and Exhibits...............................................12
12.06    Headings.............................................................12
12.07    Governing Law........................................................12
12.08    Assignment...........................................................13
12.09    No Benefit to Third Parties..........................................13
12.10    Counterparts.........................................................13

ATTACHMENTS

EXHIBIT      1.01 Schedule of Assets to be Purchased
EXHIBIT      2.01 Seller's Subsidiaries and Affiliates
EXHIBIT      2.02 Seller's Title to Assets
EXHIBIT      2.04 Seller's Financial Records
EXHIBIT      2.05 Liabilities of Seller
EXHIBIT      2.08 Litigation Pending Against Seller
EXHIBIT      5.03 Third Party Consents
EXHIBIT      5.06 Seller's Corporate Approvals
EXHIBIT      6.03 Buyer's Corporate Approvals
EXHIBIT      10 Opinion of Seller's Counsel

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                            ASSET PURCHASE AGREEMENT

     Progressive Mailer Corp., a Florida corporation, hereinafter called "Buyer," and Lufam Technologies, Inc., a California corporation (including its subsidiaries and affiliates as set forth herein), hereinafter called "Seller," hereby agree as follows:

                     ARTICLE 1. PURCHASE AND SALE OF ASSETS

     1.01. Sale of Business - Assets being Purchased. Seller shall sell, assign, and deliver to Buyer and Buyer shall purchase and accept, on the closing date, all the assets and properties owned by Seller or in which Seller has any right, title, or interest of every kind and description, wherever located, including all property tangible or intangible and real or personal, good will, processes, research and development projects, designs, patents, accounts receivable, bank accounts, cash, securities, claims, contract rights, the right to use names, trade names, trademarks, and copyrights used by Seller in connection with its business and products, all as more specifically described and set forth in
Exhibit 1.01, attached hereto.

     1.02. Purchase Price. Buyer shall purchase the aforementioned assets for and in consideration of the issuance at closing to Seller of 6.4 million shares of Buyer's common stock ($.001 par value).

     1.03. Closing. The sale and purchase described in this Agreement shall be consummated on or before April 14, 1998 ("Closing" or "Closing Date"). Such Closing shall take place at 10:00 a.m. on April 14, 1998, or such other date specified by the parties, at the offices of Brenman Bromberg & Tenenbaum, P.C. In the event the Closing does not occur on or before April 14, 1998 or an extension as may mutually be agreed upon by Buyer and Seller then this Asset Purchase Agreement shall be treated as null and void.

                         ARTICLE 2. WARRANTIES OF SELLER

     2.01. Subsidiaries and Affiliates. Seller's subsidiaries and affiliates are as set forth on Exhibit 2.01.

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     2.02.  Title to Assets.  Seller has good and marketable title to all assets covered by this Agreement including its rights to all patents, know how and intellectual property relating to the products it distributes. Except as disclosed on Exhibit 2.02, the assets are not subject to any mortgage, encumbrance or lien of any kind except minor encumbrances which do not materially interfere with the use of the property in the conduct of the business of Seller.

     2.03. Authority to Sell. Seller has complied with all the requirements of any applicable law of the State of California relative to the sale of assets described in this Agreement and that prior to Closing, all of the consents and approvals that may be required by law or by agreements to which Seller may be a party will be obtained.

     2.04. Financial Records. Seller will or has provided to Buyer the Seller's financial records for the period from inception to March 15, 1998, which are identified on Exhibit 2.04. Such financial records are correct and complete and are able to be audited as determined by Buyer's accountants. Seller has taken no action and will take no action prior to the Closing to materially change the financial condition of Seller as shown on the financial records delivered pursuant to this section.

     2.05. Liabilities. Seller has no liabilities except as set forth on Exhibit
2.05. No liabilities of Seller are being assumed by Buyer.

     2.06. Absence of Certain Chance. There has been no material adverse change in the business, properties or financial condition of Seller since March 15, 1998.

     2.07. No violation. Consummation of the transactions contemplated by this Agreement will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease or agreement, or any order, judgment, decree, law or regulation to which any property of Seller is subject or by which Seller is bound, except for breaches or defaults which in the aggregate would not have a materially adverse effect on Seller's properties, business operations or financial condition.

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     2.08.  Taxes.  No  required  federal,  state  and  local  tax  returns  are delinquent and Seller has no outstanding tax liabilities, including but not limited to income, withholding, property and corporate franchise taxes.

     2.09. Litigation. Except as set forth in Exhibit 2.08, there is now no litigation pending against Seller of which it or its officers are aware nor is Seller aware of any threatened litigation that will, might, or could affect consummation of the purchase and sale described in this Agreement or transfer of title of any of the assets in good and marketable condition to Buyer, or may result in a material adverse change in the business in respect to which the assets are operated.

     2.10. Disclosure. Neither this Agreement nor any Schedule, Exhibit or certificate delivered in accordance with the terms hereof, or any document or statement in writing which has been supplied by or on behalf of Seller or by any of Seller's directors or officers, in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact or circumstance known to Seller which materially and adversely affects or which may materially and adversely affect its business, prospects or financial condition or its assets, which has not been set forth in this Agreement, the Schedules, Exhibits, certificates or statements furnished in writing to Buyer in connection with the transactions contemplated by this Agreement.

     2.11. Broker's or Finder's Fees. No broker, finder or similar intermediary is entitled to fees in connection with the transactions contemplated by this Agreement by virtue of any action or agreement of Seller.

     2.12. Due Diligence. Seller has completed its due diligence review of Buyer.

     2.13. Survival of Warranties. Seller agrees that all warranties made by it in this Agreement shall survive the Closing.

     2.14. Other Agreements: At Closing, Seller shall execute the following agreements:

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     (a)  Assignment of Multi-add Contract;
     (b)  Bill of Sale; and
     (c)  Assignment of Name, Trade Name and Trade Mark

                         ARTICLE 3. WARRANTIES OF BUYER

     Buyer represents and warrants as follows:

     3.01. Due Organization. Buyer is a corporation duly organized and existing under the Laws of the State of Florida and is in good standing. Buyer is in the process of reincorporating in the State of Colorado and should it do so prior to closing, Buyer shall be a corporation duly organized and existing under the Laws of the State of Colorado and shall be in good standing.

     3.02. Authority to Buy. This Agreement has been approved in accordance with all applicable laws and Buyer has full power and authority to both execute and perform this contract.

     3.03. Capitalization. Buyer's authorized capital stock consists of 50,000,000 shares of Common Stock, ($.001 par value), of which 4,749,000 shares are issued and outstanding, fully paid and nonassessable. There are no options, warrants or rights outstanding to purchase shares of Common Stock from Buyer.

     3.04. Subsidiaries and Affiliates. Buyer has no subsidiaries and no affiliated entities.

     3.05. Financial Statements. Seller's balance sheet as of ______, ___ 1997, fairly presents the financial condition of Buyer as of said date and in conformity with generally accepted accounting principles consistently applied.

     3.06. Absence of Undisclosed Liabilities. Except to the extent reflected or reserved against in Buyer's Balance Sheet, Buyer did not have at that date any liabilities or obligations (secured, unsecured, contingent or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles ("Liabilities"). All Liabilities incurred subsequent to the Balance Sheet date have been or will be paid by Buyer.

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     3.07. Absence of Certain Changes. There has been no material adverse change in the business, properties or financial condition of Buyer since March 15, 1998.

     3.08. Litigation. There is no litigation, proceeding or investigation pending or, to the knowledge of Buyer, threatened against Buyer which if successful might result in a material adverse change in the business, properties or financial condition of Buyer or which questions the validity or legality of this Agreement or of any action taken or to be taken by Buyer in connection with this Agreement.

     3.09. Title. Buyer has good and valid title to all property included in the Balance Sheet, other than property disposed of in the ordinary course of business after said date. The properties of Buyer are not subject to any mortgage, encumbrance or lien of any kind.

     3.10. Tax Returns. No required federal, state and local tax returns are delinquent and Buyer has no outstanding tax liabilities, including but not limited to income, withholding, property and corporate franchise taxes.

     3.11. No Violation. Consummation of the transactions contemplated by this Agreement will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease or agreement, or any order, judgment, decree, law or regulation to which any property of Buyer is subject or by which Buyer is bound, except for breaches or defaults which in the aggregate would not have a materially adverse effect on Buyer's properties, business operations or financial condition.

     3.12. Disclosure. Neither this Agreement nor any Schedule, Exhibit or certificate delivered in accordance with the terms hereof, or any document or statement in writing which has been supplied by or on behalf of Buyer or by any of Buyer's directors or officers, in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact or circumstance known to Buyer which materially and adversely affects or which may materially and adversely affect its business, prospects or financial condition or its assets, which has not been

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set forth in this Agreement, the Schedules, Exhibits, certificates or statements furnished in writing to Seller in connection with the transactions contemplated by this Agreement.

     3.13. Broker's or Finder's Fees. No broker, finder or similar intermediary is entitled to fees in connection with the transactions contemplated by this Agreement by virtue of any action or agreement of Buyer.

                        ARTICLE 4. OPERATION OF BUSINESS

     4.01. Seller to Continue Business. Seller shall continue to operate its business in the normal course from the date of this Agreement until the Closing. Any and all risk of loss or damages to the assets during such period from any and all causes shall be borne by the Seller.

     4.02. Adjustments. The operation of Seller's business and related income and expenses up to the close of business on the day before the Closing Date shall be for the account of Seller and thereafter for the account of Purchaser. Expenses, including but not limited to utilities, personal property taxes, rents, real property taxes, wages, vacation pay, payroll taxes, and fringe benefits of employees of Seller, shall be prorated between Seller and Purchaser as of the close of business on the Closing Date, the proration to be made and paid, insofar as reasonably possible, on the Closing Date, with settlement of any remaining items to be made within 30 days following the Closing Date.

     4.03. Fees and Expenses. Legal, accounting and other fees, costs and expenses to be incurred by each party regarding this Agreement and the transactions contemplated hereby shall be paid by the party incurring them.

                  ARTICLE 5. CONDITIONS TO BUYER'S PERFORMANCE

     Absent a waiver in writing, all obligations of the Buyer under this Agreement are subject to satisfaction of the following conditions on or before the Closing Date:

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     5.01.  Performance by Seller.  Seller shall have  performed,  satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     5.02. Representations and Warranties True as of the Closing Date. Except as otherwise permitted by this Agreement, all representations and warranties by Seller in this Agreement shall be true on and as of the Closing Date as though made at that time.

     5.03. Third Party Consents. All consents and approvals required to be given by third parties shall have been obtained and Buyer shall have been furnished with appropriate evidence reasonably satisfactory to it and its counsel of the granting of such consents and approvals, all of which shall be attached hereto as Exhibit 5.03.

     5.04. No Material Adverse Chance. During the period from the date of the most recent financial record set forth in Exhibit 2.04 to the Closing Date there shall not have been any material adverse change in the financial condition or results of operations of Seller and Seller has not sustained any material loss or damage to its assets, whether or not insured, that materially affects its ability to conduct a material part of its business.

     5.05. Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement, or to its consummation, shall have been instituted or threatened on or before the Closing Date.

     5.06. Corporate Approvals. The board of directors and the shareholders of Seller, shall. have duly authorized and approved the execution and delivery of this Agreement and all corporate action necessary or proper to fulfill Seller's obligations hereunder on or before the Closing Date, copies of such approvals shall be attached hereto as Exhibit 5.06.

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                  ARTICLE 6. CONDITIONS OF SELLER'S PERFORMANCE

     Absent a waiver in writing, all obligations of Seller hereunder are subject to the satisfaction of the following conditions on or before the Closing Date:

     6.01. Representations and Warranties True as of the Closing Date. All representations and warranties of Buyer contained in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of. that date.

     6.02. Performance By Buyer. Buyer shall have performed and complied with all covenants and agreements and satisfied all conditions required by this Agreement to be performed by Buyer on or before the Closing Date.

     6.03. Corporate Approvals. The Board of Directors of Buyer, shall have duly authorized and approved the execution and delivery of this Agreement and all action necessary or proper to fulfill Buyer's obligations hereunder on or before the Closing Date, copies of which approvals shall be attached hereto as Exhibit 6.03.

                          ARTICLE 7. SELLER'S COVENANTS

     7.01. Conduct of Business. From the date of this Agreement to the Closing, Seller shall operate the business without causing detriment thereto, shall maintain in effect all contracts, permits and approvals necessary for the operation of the business as it is now being conducted, and shall maintain the relationships with all persons and entities with whom Seller currently is doing business.

     7.02. Buyer's Investigation. Seller shall make available to Buyer at all reasonable times all books and records of the business and such other items as may be from time to time requested by Buyer.

     7.03. Relinquishment of Name. Immediately following the Closing, Seller shall cause all persons who currently are using the name "Lufam Technologies, Inc." and any or all names under which all or part of its business is conducted to relinquish the use of such names by all appropriate acts and filings as may be required

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with various state and local authorities, and to acknowledge that Seller and all other persons have no rights with respect to the use and exploitation of such names and any trade names or trade marks which prior to closing had been utilized through Seller.

                         ARTICLE 8. INDEMNITY AGREEMENT

     8.01. Seller's Indemnity. Except as otherwise expressly provided in this Agreement or any attachment to this Agreement, Seller shall indemnify and hold Buyer and the property of Buyer, including the assets purchased, free and harmless from any and all claims, liability, loss, damage, or expense resulting from Seller's ownership of the assets or Seller's operation of the assets, including any claim, liability, loss or damage arising by reason of the injury to or death of any person or persons, or the damage of any property, caused by Seller's use of the assets, the condition of the assets when owned by Seller, or the defective design or manufacture by Seller of any product or products.

     8.02. Buyer's Indemnity. Except as otherwise provided in this Agreement or any attachment to this Agreement, Buyer shall indemnify and hold Seller free and harmless from any and all claims, liabilities, loss, damage, or expense resulting from Buyer's acts or omissions to act after the Closing Date as they relate to the assets purchased and liabilities assumed by Buyer pursuant to this Agreement. Provided, however, Buyer shall incur no liability under this section until and unless the aggregate amount of any and all claims, liability, loss, damage, or expense equals or exceeds $5,000.

     8.03. Indemnity Agreements of the Parties. The parties each shall indemnify, defend, reimburse and hold harmless the other from and against any and all Losses resulting from:

          (a) Any inaccuracy in, or breach of, any representation and warranty or nonfulfillment of any covenant on the part of Buyer or Seller, respectively, contained in this Agreement.

          (b) Any misrepresentation in or omission from or nonfulfillment of any covenant on the part of Buyer or Seller, respectively, contained in any other agreement, certificate or

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     other  instrument  furnished  or to be furnished to the other party by that party pursuant to this Agreement.

                     ARTICLE 9. TERMINATION DEFAULT REMEDIES

     9.01. Termination. If either Buyer or Seller materially defaults in the due and timely performance of any of its warranties, covenants or agreements or in the event of the failure to satisfy or fulfill any of the conditions, the non-defaulting party may on the Closing Date give notice of termination. The notice shall specify the default or defaults upon which the notice is based. The termination shall be effective ten days after the Closing Date, unless the specified default or defaults have been cured on or before the effective date of the termination.

     9.02. Default' Remedies. Notwithstanding Section 9.01, in the event of a default, the non-defaulting party may seek specific performance of this Agreement against the defaulting party from a court of competent jurisdiction, or alternatively, such non-defaulting party may seek damages from the defaulting party.

     9.03. Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement or to remedy its breach, the prevailing party in such action or proceeding shall be entitled to recover its actual attorney's fees and other costs incurred in the action or proceeding, in addition to such other relief to which it may be entitled.

                         ARTICLE 10. OPINION OF COUNSEL

     10.01. Opinion of Seller's Counsel. Seller shall have delivered to Buyer the opinion of its counsel, Brown, Harmon & Eckstein, P.C., dated the Closing Date, in substantially the form of Exhibit 10 hereto.

                            ARTICLE 11. MISCELLANEOUS

     11.01. Brokers and Finders. Neither Seller nor Buyer have employed any broker or finder in connection with the transactions contemplated by this Agreement, or taken action that would give

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rise to a valid claim  against any party for a  brokerage  commission,  finder's fee, or other like payment.

     11.02. Conditions and Best Efforts. Seller will use its best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of the obligations of Seller under this Agreement, and will do all acts and things as may be required to carry out its obligations under this Agreement and to consummate and complete this Agreement.

     11.03. Notices. Any and all notices or other communications required or permitted by this Agreement or by law to be served on or given to either party hereto, Buyer or Seller, by the other party hereto shall be, unless otherwise required by law, in writing and deemed duly served and given when personally delivered to the party to whom directed or any of its officers or, in lieu of such personal service, when deposited in the United States mail, first-class postage prepaid, addressed to:

Buyer:                  Progressive Mailer Corp.
                        Attention: Troy H. Lowrie,
                        President
                        1601 West Evans Avenue
                        Denver, Colorado 80223

With A Copy To Counsel: Brenman Bromberg & Tenenbaum, P.C.,
                        Attorneys at Law,
                        Attention: A. Thomas Tenenbaum
                        1775 Sherman Street, Suite 1001
                        Denver, Colorado, 80203

Seller:                 Lufam Technologies, Inc.
                        Attention: Sidney Lucero, President
                        13316 Sunset Blvd.
                        Brentwood, California 90049

With A Copy To Counsel: Brown, Harmon & Eckstein, P.C.
                        Attention: John A. Eckstein
                        1700 Norwest Center
                        Suite 3000
                        Denver, Colorado 80203

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                         ARTICLE 12. GENERAL PROVISIONS

     12.01. Further Assurances. At any time, and from time to time, after the Effective Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     12.02. Waiver. Any failure on the part of either party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     12.03. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

     12.04. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided that this Agreement may not be assigned by any party without the consent of the other parties.

     12.05. Schedules and Exhibits. The Schedules and Exhibits referred to in this Agreement shall be construed as an integral part of this Agreement as if the same had been set forth herein and shall be satisfactory in form and substance to each party hereto.

     12.06. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.07. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado, the principal place of business of Buyer, without regard to conflict of laws. This Agreement shall be subject to the jurisdiction and venue of the state and federal courts situated in Denver, Colorado.

     12.08. Assignment This agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

     12.09. No Benefit to Third Parties. No provision of this Agreement is intended to confer any rights or remedies upon any person not a party of this Agreement.

     12.10. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     EXECUTED on April 8, 1998 at Denver, Colorado.

     Buyer: Progressive Mailer Corp.

     By: /s/ Troy H. Lowrie
         ------------------------------
         Troy H. Lowrie, President

     Seller: Lufam Technologies, Inc.

     By: /s/ Sidney Lucero
         ------------------------------
         Sidney Lucero, President

                                  Exhibit 2.01

The assets of RKS Impressions are also being purchased. RKS Impressions has no liabilities other than the balance of the purchase of equipment, see Exhibit
5.03 regarding assignment of leases.

                                  Exhibit 2.05

LTI has no liabilities other than as set forth in the Schedule of Assets. Authority for conversion of all loans and advances to LTI to equity is attached as a separate document

                Authority to Covert Loans and Advances to Equity

In order to induce Progressive Mailer Corporation to close on the Asset Purchase Agreement executed with LuFam Technologies, Inc., the undersigned, representing creditors of LTI hereby agree to convert loans to equity in the form of stock.

                                         /s/ Kenneth C. Osgood
                                         --------------------------------
                                         Kenneth C. Osgood
                                         Director

                                         /s/ Richard J. Lucero
                                         --------------------------------
                                         Richard J. Lucero
                                         Director

                                         /s/ Richard Juan Lucero
                                         --------------------------------
                                         Richard Juan Lucero
                                         Shareholders

                                         /s/ Gloria L. Lucero
                                         --------------------------------
                                         Gloria L. Lucero
                                         Shareholders

                                  Exhibit 2.08

There is no litigation pending against LTI.

Stephen Richter, former counsel to LuFam Technologies, Inc. has indicated his intent to collect the balance of his legal fees totaling approximately eighteen thousand (18,000) dollars.

                                  Exhibit 5.03

Third party consents may be required regarding assignment of the following and will be obtained as soon as possible after the close of this Agreement

Office:             Albert Sweet Development
                    Julie E. Kleinick, RPA
                    P.O. Box 931025
                    Los Angeles, CA, 90093
                    (213) 464-7441 Fax: (213) 464-3681

                    re: 1111 North Las Palmas Ave
                        Hollywood, CA. 90038

Telephone:          (AT&T Capital Leasing Services, Inc.)
                    Graybar Financial Services, LLC
                    8170 Lackland Road
                    Bel Ridge, MO. 63114
                    (Fax) 800/543-0274

Security:           Westec Security
                    Richard Beetle Stone, Consultant
                    2242 E. Foothill Blvd
                    Pasedena, CA. 91107
                    (213) 460-6869

Cell Phone:         Pacific Bell Mobile Services
                    Contract # 428175
                    Customer Care Department
                    1-800-393-7267

Furniture:          Fashion Furniture Leasing
                    Contact: Juliana
                    Agreement No. 31188
                    8370 Wilshire Blvd.
                    Beverly Hills, CA. 90211
                    (213) 651-4400

Insurance:          Kovatch Insurance Agency
                    8939 S. Sepulveda Blvd, #262
                    Los Angeles, CA. 90045
                    Dan Kovatch
                    (310) 670-4700

Subscription:       Signs Of The Times
                    Industry Literature
                    407 Gilbert Avenue
                    Cincinnati, OH 45202
                    800-421-1321
                    Customer No. 1549404
(RKS Impressions)   Construction Solutions and Designs, Inc.
Printing/Computer   423 Forrest Ridge
Equipment           Kerrville, TX 78028
                    Attn: Elizabeth Brady

                            LUFAM TECHNOLOGIES, INC.
                              1111 North Las Palmas
                               Hollywood, CA 90038
                                 (213) 461-8111

April 20, 1998

Progressive Mailer Corp.
Troy H. Lowrie
1601 West Evans
Denver, CO 80223

     Re:   Letter of Assignment.

LuFam Technologies, Inc., (a privately held California Corporation) hereby assigns to Progressive Mailer Corp., (a public company d.b.a. New Millennium Media International) the following Trademarks and Tradenames:

     1.   LuFam Technologies, Inc.
     2.   R.K.S., Inc.
     3.   New Millennium Media International
     4.   EyeCatcher
     5.   IllumiSign
     6. All other Trademarks and Tradenames used in connection with the business of LuFam Technologies, Inc.

/s/
-------------------------------
LuFam Technologies, Inc.

By: SID LUCERO

Date: 4-23-98